EXHIBIT 1

AMENDMENT NO. 1

to the

POOLING AND SERVICING AGREEMENT

Dated as of September 1, 2004

among

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.

Depositor

U.S. BANK NATIONAL ASSOCIATION

Trustee

WELLS FARGO BANK, N.A.

Master Servicer and Securities Administrator

and

EMC MORTGAGE LLC f/k/a EMC MORTGAGE CORPORATION

Seller and Company

This AMENDMENT NO. 1 is made and entered into on this 30th day of June, 2011 (this “Amendment”), by and among STRUCTURED ASSET MORTGAGE INVESTMENTS II INC. as depositor (the “Depositor”), EMC MORTGAGE LLC f/k/a EMC MORTGAGE CORPORATION as seller (in such capacity, the “Seller”) and as company (in such capacity, the “Company”), WELLS FARGO BANK, N.A. as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”) and U.S. BANK NATIONAL ASSOCIATION as trustee (the “Trustee”), in connection with the Pooling and Servicing Agreement, dated as of September 1, 2004, among the above-mentioned parties (the “Pooling and Servicing Agreement”) and the issuance of Bear Stearns ARM Trust 2004-8, Mortgage Pass-Through Certificates, Series 2004-8. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Pooling and Servicing Agreement.

1.             This Amendment is effected pursuant to Section 11.02(a) of the Pooling and Servicing Agreement.

2.             The seventh priority in Section 6.02(b) of the Pooling and Servicing Agreement is hereby amended by adding the following proviso at the end of clause (w):

; provided that, the principal portion of Realized Losses allocable to the Class I-1-A-2 Certificates on a Distribution Date shall first be allocated to the Class I-1-A-3 Certificates until the Certificate Principal Amount of such Class has been reduced to zero.

3.             Conditions Precedent to this Amendment. The opinions of counsel required by Section 11.02 of the Pooling and Servicing Agreement have been received by the Trustee.

4.             This Amendment is subject to the terms of the Pooling and Servicing Agreement as modified and supplemented herein.  The Pooling and Servicing Agreement continues in full force and effect as modified herein and provided therein.

IN WITNESS WHEREOF, the parties have caused this Amendment to the Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized as of the date hereof.

STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.,
as Depositor

By:	/s/ Robert Durden
Name:	Robert Durden
Title:	Vice President

EMC MORTGAGE LLC f/k/a EMC MORTGAGE CORPORATION,
as Seller and Company

By:	/s/ Helaine Hebble
Name:	Helaine Hebble
Title:	Senior Vice President

WELLS FARGO BANK, N.A.,
as Master Servicer and Securities Administrator

By:	/s/ Gregory Mason
Name:	Gregory Mason
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION
as Trustee

By:	/s/ Jodi L. Scully
Name:	Jodi L. Scully
Title:	Assistant Vice President